Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Spyre Therapeutics, Inc. of our report dated October 6, 2023 relating to the Statement of Assets Acquired and Liabilities Assumed from Spyre Therapeutics, Inc. by Aeglea BioTherapeutics, Inc., which appears in Exhibit 99.1 of the Current Report on Form 8-K dated October 6, 2023.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
December 22, 2023